Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:
Sheila Spagnolo
Vice President
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS

STRONG FOURTH QUARTER AND RECORD

FULL FISCAL YEAR 2009 RESULTS

•                  Net sales for fiscal 2009 increased 8% to $1.240 billion

•                  Income from continuing operations for fourth quarter fiscal 2009 increased 12% to $23.8 million, or $1.43 per diluted share

•                  Income from continuing operations for fiscal 2009 increased 29% to $97.8 million, or $5.90 per diluted share

•                  Cash flow from operations for the fourth quarter was $62.7 million and for fiscal 2009 was $139.5 million

Wayne, PA — April 30, 2009 — Triumph Group, Inc. (NYSE: TGI) today reported that, for the fiscal year ended March 31, 2009, net sales totaled $1.240 billion, an eight percent increase from fiscal year 2008 net sales of $1.151 billion.  Income from continuing operations for fiscal year 2009 increased twenty-nine percent to $97.8 million, or $5.90 per diluted share, versus $75.7 million, or $4.32 per diluted share, for fiscal year 2008.  Net income for fiscal year 2009 increased thirty-eight percent to $93.1 million, or $5.61 per diluted share, versus $67.3 million, or $3.84 per diluted share.  The number of shares used in computing diluted earnings per share for fiscal year 2009 decreased to 16.6 million shares.  During the fiscal year, the company generated $139.5 million of cash flow from operations.

For the fourth quarter ended March 31, 2009, net sales were $311.2 million, a three percent decrease from last fiscal year’s fourth quarter net sales of $321.2 million.  Income from continuing operations for the fourth quarter of fiscal year 2009 increased twelve percent to $23.8 million, or $1.43 per diluted share, versus $21.3 million, or $1.26 per diluted share, for the fourth quarter of the prior fiscal year.  Net income for the fourth quarter of fiscal year 2009 increased fourteen percent to $22.1 million, or $1.33 per diluted share, versus $19.4 million, or $1.15 per diluted share, for the fourth quarter of the prior fiscal year.  The number of shares used in computing diluted earnings per share for the fourth quarter of fiscal year 2009 was 16.6 million shares.  During the quarter, the company generated $62.7 million of cash flow from operations.

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Aerospace Systems

The Aerospace Systems segment reported net sales for fiscal year 2009 of $988.4 million, compared to $907.4 million for the prior fiscal year, an increase of nine percent.  Organic sales growth for fiscal year 2009 was five percent.  For the fourth quarter of fiscal year 2009, net sales decreased three percent to $249.8 million from $256.6 million for the prior fiscal year period.  The sales decrease was entirely attributable to the reduction in demand for business jets, the program delay on the 747-8 and 787 aircrafts and the lingering impact of the Boeing strike.  Operating income for fiscal year 2009 was $168.0 million, compared to $124.8 million for the prior fiscal year, an increase of thirty-five percent.  For the fourth quarter, operating income increased ten percent to $41.2 million versus $37.3 million for the prior fiscal year quarter.  Operating income for the quarter included $1.9 million of legal expenses associated with the previously disclosed trade secret litigation resulting in total legal expenses for the full year of $4.7 million.

Aftermarket Services

The Aftermarket Services segment reported net sales for fiscal year 2009 of $254.6 million, compared to $246.6 million for the prior fiscal year, an increase of three percent, all of which was organic.  For the fourth quarter of fiscal year 2009, net sales decreased five percent to $62.1 million from $65.5 million for the prior fiscal year period.  Operating income for fiscal year 2009 was $10.9 million, compared to $23.5 million for the prior fiscal year, a decrease of fifty-four percent.  For the quarter, operating income decreased seventy-one percent to $1.9 million versus $6.4 million for the prior fiscal year quarter.  The segment’s results continue to be negatively impacted by losses sustained at the Phoenix APU operations.  Excluding these operations, the segment’s year over year revenue growth was six percent for the quarter and seventeen percent for the year with operating margins of nine percent for the quarter and ten percent for the year.  In addition, fourth quarter results included $0.6 million of expense incurred to shut down a manufacturing facility in Shannon, Ireland.

Other

During the quarter, the company retired $8.0 million of its convertible notes for $7.2 million cash and recorded a $0.8 million pre-tax gain on the early extinguishment of the debt.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “We are proud to report both a strong quarter and record year for Triumph in spite of the challenges that present themselves in this uncertain environment.  For the year, our sales, operating income, earnings and cash flow all achieved record levels.  Although the quarter was impacted by the challenges associated with the resumption of production following the Boeing strike and a deteriorating business jet market, our Aerospace Systems Group was able to improve operating margins year over year.  While the solid performance of our core maintenance, repair and overhaul operations in our Aftermarket Services Group continue to be offset by the losses sustained at the Phoenix APU business, we remain confident that the actions taken will improve profitability and position us for continued future growth.  We are also excited about the four new acquisitions we made this year.  Each of these businesses enhances our product offerings and enables us to expand our market presence.”

Outlook

In commenting on the outlook for fiscal year 2010, Mr. Ill said, “We are entering our new fiscal year with a record backlog and strong balance sheet.  Based on current aircraft production rates, we project sales in

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the range of $1.275 to $1.375 billion and earnings per share from continuing operations for the fiscal year of approximately $5.00 per diluted share, computed on 17.2 million shares.  Included in this guidance is approximately $9.0 million of legal expenses related to the trade secret litigation, approximately $2.0 million of acquisition related costs resulting from the adoption of SFAS 141(R), approximately $7.0 million of incremental non-cash interest expense associated with changing the accounting for convertible debt interest and approximately $7.5 million of start up costs related to the Mexican facility which is in addition to our investment in capital and infrastructure.”

As previously announced, Triumph Group will hold a conference call tomorrow at 11:00 a.m. (ET) to discuss the fiscal year 2009 fourth quarter and year-end results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast.  An audio replay will be available from May 1st until May 8th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1351011.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth, and sales and earnings results for fiscal 2010.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 7 PAGES

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net Sales	$311,188	$321,215	$1,240,378	$1,151,090

Operating Income	35,441	35,502	151,914	126,325

Interest Expense and Other	1,297	3,339	11,096	13,422
Gain on Early Extinguishment of Debt	(803)	0	(2,580)	0
Income Tax Expense	11,184	10,857	45,586	37,161

Income from Continuing Operations	23,763	21,306	97,812	75,742
Loss from Discontinued Operations, net of tax	(1,631)	(1,896)	(4,745)	(8,468)

Net Income	$22,132	$19,410	$93,067	$67,274

Earnings Per Share - Basic:

Income from Continuing Operations	$1.45	$1.30	$5.97	$4.59
Loss from Discontinued Operations	$(0.10)	$(0.12)	$(0.29)	$(0.51)
Net Income	$1.35	$1.18	$5.68	$4.08

Weighted average common shares outstanding - Basic	16,392	16,443	16,384	16,497

Earnings Per Share - Diluted:

Income from Continuing Operations	$1.43	$1.26	$5.90	$4.32
Loss from Discontinued Operations	$(0.10)	$(0.11)	$(0.29)	$(0.48)
Net Income	$1.33	$1.15	$5.61	$3.84

Weighted average common shares outstanding - Diluted	16,587	16,935	16,584	17,540

Dividends declared and paid per common share	$0.04	$0.04	$0.16	$0.16

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	March 31,	March 31,
	2009	2008
Assets
Cash	$14,478	$13,738
Accounts Receivable, net	209,463	207,975
Inventory	389,348	350,937
Rotable Assets (1)	25,652	23,392
Deferred Income Taxes	10,166	1,450
Assets Held for Sale	27,695	24,763
Prepaid Income Taxes	4,434	0
Prepaid Expenses and Other	6,021	5,207
Current Assets	687,257	627,462

Property and Equipment, net	332,467	311,433
Goodwill	459,541	383,740
Intangible Assets, net	108,350	78,488
Other	13,731	13,712

Total Assets	$1,601,346	$1,414,835

Liabilities & Stockholders’ Equity

Accounts Payable	$103,711	$120,117
Accrued Expenses	109,580	83,397
Liabilities Related to Assets Held for Sale	4,283	4,587
Income Taxes Payable	0	1,509
Current Portion of Long-Term Debt	89,085	1,010
Current Liabilities	306,659	210,620

Long-Term Debt, less current portion	386,219	418,803
Income Taxes Payable, non-current	2,917	1,437
Deferred Income Taxes and Other	125,901	91,246

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,763,984 and 16,731,324 shares issued	16	16
Capital in excess of par value	291,304	288,154
Treasury Stock, at cost, 174,417 and 213,950 shares	(9,785)	(12,003)
Accumulated other comprehensive income	(2,233)	2,950
Retained earnings	500,348	413,612
Total Stockholders’ Equity	779,650	692,729

Total Liabilities and Stockholders’ Equity	$1,601,346	$1,414,835

(1)   Rotable assets, which include assets that can be repaired and reused in exchange transactions through our maintenance, repair and overhaul services, of $23,392 as of March 31, 2008, includes $10,730 and $12,662 that were previously reported in inventory and property and equipment, net, respectively.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Net Sales:
Aerospace Systems	$249,807	$256,560	$988,359	$907,376
Aftermarket Services	62,082	65,514	254,638	246,609
Elimination of inter-segment sales	(701)	(859)	(2,619)	(2,895)
	$311,188	$321,215	$1,240,378	$1,151,090

Operating Income (Loss):
Aerospace Systems	$41,152	$37,253	$168,006	$124,812
Aftermarket Services	1,874	6,408	10,876	23,480
Corporate	(7,585)	(8,159)	(26,968)	(21,967)
	$35,441	$35,502	$151,914	$126,325

Depreciation and Amortization:
Aerospace Systems	$8,896	$7,973	$34,784	$30,007
Aftermarket Services	3,309	3,441	13,515	12,943
Corporate	121	68	312	265
	$12,326	$11,482	$48,611	$43,215

Capital Expenditures:
Aerospace Systems	$10,610	$14,886	$34,618	$40,762
Aftermarket Services	2,128	8,982	8,804	20,652
Corporate	1,431	247	1,999	954
	$14,169	$24,115	$45,421	$62,368

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

This press release includes a discussion of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), which is a non-GAAP financial measure. The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of Triumph’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting Triumph’s business and results of operations.

Management believes EBITDA provides useful information with respect to its overall operating performance and debt service capacity because it assists in comparisons of the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. The Company’s credit facility uses EBITDA to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA is also used by us to evaluate and price potential acquisition candidates.

However, when analyzing the Company’s operating performance, management uses EBITDA in addition to, and not as an alternative for, net income determined in accordance with GAAP. EBITDA has limitations as an analytical tool, and should not be considered in isolation. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs; (b) EBITDA does not reflect the significant interest expense, or cash requirements necessary to service interest or principal payments, on the Company’s debts; and (c) although depreciation and amortization are non-cash charges, the asset being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of Triumph’s business or as a measure of cash that will be available to Triumph to meet its obligations. Because of these limitations management relies primarily on Triumph’s GAAP results and uses EBITDA only supplementally.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$23,763	$21,306	$97,812	$75,742

Add-back:
Income Tax Expense	11,184	10,857	45,586	37,161
Gain on Early Extinguishment of Debt	(803)	0	(2,580)	0
Interest Expense and Other	1,297	3,339	11,096	13,422
Depreciation and Amortization	12,326	11,482	48,611	43,215

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$47,767	$46,984	$200,525	$169,540

Net Sales	$311,188	$321,215	$1,240,378	$1,151,090

EBITDA Margin	15.3%	14.6%	16.2%	14.7%

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2009
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$23,763

Add-back:
Income Tax Expense	11,184
Gain on Early Extinguishment of Debt	(803)
Interest Expense and Other	1,297

Operating Income (Expense)	$35,441	$41,152	$1,874	$(7,585)

Depreciation and Amortization	12,326	8,896	3,309	121

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$47,767	$50,048	$5,183	$(7,464)

Net Sales	$311,188	$249,807	$62,082	$(701)

EBITDA Margin	15.3%	20.0%	8.3%	n/a

	Twelve Months Ended March 31, 2009
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$97,812

Add-back:
Income Tax Expense	45,586
Gain on Early Extinguishment of Debt	(2,580)
Interest Expense and Other	11,096

Operating Income (Expense)	$151,914	$168,006	$10,876	$(26,968)

Depreciation and Amortization	48,611	34,784	13,515	312

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$200,525	$202,790	$24,391	$(26,656)

Net Sales	$1,240,378	$988,359	$254,638	$(2,619)

EBITDA Margin	16.2%	20.5%	9.6%	n/a

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2008
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$21,306

Add-back:
Income Tax Expense	10,857
Interest Expense and Other	3,339

Operating Income (Expense)	$35,502	$37,253	$6,408	$(8,159)

Depreciation and Amortization	11,482	7,973	3,441	68

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$46,984	$45,226	$9,849	$(8,091)

Net Sales	$321,215	$256,560	$65,514	$(859)

EBITDA Margin	14.6%	17.6%	15.0%	n/a

	Twelve Months Ended March 31, 2008
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$75,742

Add-back:
Income Tax Expense	37,161
Interest Expense and Other	13,422

Operating Income (Expense)	$126,325	$124,812	$23,480	$(21,967)

Depreciation and Amortization	43,215	30,007	12,943	265

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$169,540	$154,819	$36,423	$(21,702)

Net Sales	$1,151,090	$907,376	$246,609	$(2,895)

EBITDA Margin	14.7%	17.1%	14.8%	n/a

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Management believes that “Net Debt to Capital” provides the reader a good measure of financial leverage. The following table sets forth the computation of Net Debt to Capital:

	March 31,	March 31,
	2009	2008

Calculation of Net Debt
Current Portion	$89,085	$1,010
Long-term debt	386,219	418,803
Total Debt	475,304	419,813
Less: Cash	14,478	13,738
Net Debt	$460,826	$406,075

Calculation of Capital
Net Debt	$460,826	$406,075
Stockholders’ equity	779,650	692,729
Total Capital	$1,240,476	$1,098,804

Percent of Net Debt to Capital	37.1%	37.0%

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